UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 6, 2019

MYOMO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38109	47-0944526
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Broadway, 14th Floor, Cambridge, MA		02142
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 996-9058

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(1) Retirement of Ralph Goldwasser as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On February 6, 2019, the Company announced that Ralph Goldwasser is retiring effective as of February 18, 2019 from his positions as Chief Financial Officer, principal financial officer and principal accounting officer of Myomo, Inc. (the “Company”). Mr. Goldwasser, age 71, will provide transitional services to the Company for an expected three-month term under a transition and consulting agreement. In connection with Mr. Goldwasser’s retirement, the Company and Mr. Goldwasser entered into a consultancy agreement (the “Goldwasser Agreement”) which provides for, among other things, Mr. Goldwasser’s continuing to provide services to the Company as a consultant in a transitional capacity for an expected term until May 18, 2019. Pursuant to the Goldwasser Agreement, Mr. Goldwasser will receive a monthly retainer of $10,000 and will continue to be eligible to participate in the Company’s 2018 bonus program. In addition, upon the commencement of his consultancy period, Mr. Goldwasser will receive 20,000 restricted stock units, all of which will vest upon the conclusion of his consultancy period. In addition, upon the conclusion of his consultancy period, the 8,750 restricted stock units currently held by Mr. Goldwasser will vest in full. The foregoing summary of the Goldwasser Agreement is qualified in its entirety by reference to the full Goldwasser Agreement filed herewith as Exhibit 10.1 and incorporated by reference herein.

(2) Appointment of David Henry as Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

On February 6, 2019, the Company appointed David A. Henry as Chief Financial Officer of the Company, effective on February 18, 2019, following the retirement of Mr. Goldwasser. Mr. Henry was also appointed as the Company’s principal financial officer and principal accounting officer effective on February 18, 2019.

Mr. Henry, age 57, joins the Company from Eos Energy Storage LLC, a privately-held manufacturer of grid-scale energy storage systems for utilities and renewable project developers, where he has served as Chief Financial Officer since August 2017. Prior to that, he served at American Superconductor Corporation (Nasdaq: AMSC) from July 2007 to June 2017 as Chief Financial Officer. Prior to that, Mr. Henry served as Chief Financial Officer of AMI Semiconductor (Nasdaq: AMIS) from April 2004 to July 2007. Mr. Henry has more than thirty years’ experience in high-technology manufacturing companies, including serving more than a dozen years collectively as the chief financial officer of publicly-traded companies. Mr. Henry received his degree in Business Administration from the University of California, Berkeley and an M.B.A. from Santa Clara University.

In connection with Mr. Henry’s appointment as Chief Financial Officer, the Company and Mr. Henry entered into an employment agreement (the “Henry Agreement”) which provides for, among other things: (i) base salary of $215,000; (ii) target annual incentive compensation of 50% of his base salary; and (iii) additional severance and change in control benefits contingent upon Mr. Henry’s agreeing to a general release of claims in favor of the Company following termination of employment as described below. If Mr. Henry is terminated without cause or he resigns his employment for good reason, he will be entitled to severance as follows: 50% of his then-annual base salary plus his target annual performance bonus then in effect (increased to 75% after one year of service to the Company by Mr. Henry), additional vesting of all time-based awards that would have vested if Mr. Henry remained employed for an additional six months (increased to nine months after one year of service to the Company by Mr. Henry), and continuation of group health plan benefits for up to six months (increased to nine months after one year of service to the Company by Mr. Henry) to the extent permitted by and consistent with COBRA. “Cause” and “good reason” are each defined in the Henry Agreement. In the event that such termination without cause or resignation for good reason occurs within a 12-month period following a change in control (as defined in the Henry Agreement), Mr. Henry will be entitled to receive severance in an amount equal to 75% times the sum of his then-annual base salary plus his target annual performance bonus then in effect (increased to 100% after one year of service to the Company by Mr. Henry), payable in a lump sum, full vesting of any time-based awards then held by Mr. Henry, and continuation of group health plan benefits for up to nine months (increased to 12 months after one year of service to the Company by Mr. Henry) to the extent permitted by and consistent with COBRA.

Mr. Henry was also granted a signing bonus in the form of a cash bonus of $25,000. In addition, Mr. Henry was granted an award of 20,000 restricted stock units, which will vest over four years with 25% vesting on the one-year anniversary of Mr. Henry’s start date with the remainder vesting in equal quarterly installments thereafter. Mr. Henry was also granted an option to purchase 50,000 shares of the Company’s common stock, which will vest over four years with 25% vesting on the one-year anniversary of Mr. Henry’s start date with the remainder vesting in equal monthly installments thereafter. The foregoing summary of the Henry Agreement is qualified in its entirety by reference to the full Henry Agreement filed herewith as Exhibit 10.2 and incorporated by reference herein.

The Company entered into an indemnification agreement with Mr. Henry in connection with his employment, which is in substantially the same form as that entered into with the other executive officers of the Company and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 6, 2019, the Company issued a press release titled “Myomo Announces CFO Succession.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Transition and Consulting Agreement, dated February 6, 2019, by and between the Company and Ralph Goldwasser

10.2	Employment Agreement, dated February 6, 2019, by and between the Company and David Henry

99.1	Press Release issued by Myomo, Inc. on February 6, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2019	MYOMO, INC.

	By:	/s/ Paul R. Gudonis
Paul R. Gudonis
President and Chief Executive Officer